AMENDED AND RESTATED
SUB-ADVISORY AGREEMENT

	THIS AMENDED AND RESTATED SUB-ADVISORY
AGREEMENT is made as of this 1st day of December, 2010, among VANGUARD WORLD FUND, a Delaware statutory trust
(the ?Trust?), SCHRODER INVESTMENT MANAGEMENT
 NORTH AMERICA INC., a Delaware corporation
 (the ?Adviser?), and SCHRODER INVESTMENT
MANAGEMENT NORTH AMERICA LIMITED, a U.K.
corporation (the ?Sub-Adviser?).

W I T N E S S E T H

	WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the ?1940 Act?); and

	WHEREAS, the Trust offers a series of shares known as Vanguard International Growth Fund (the ?Fund?); and

      WHEREAS, the Trust retains the Adviser to render investment advisory services to the Fund under an Amended and Restated Investment Advisory Agreement dated as of December 1, 2010 (the ?Investment Advisory Agreement?); and

      WHEREAS, effective as of April 1, 2003, the Adviser completed a corporate restructuring (the ?Restructuring?)
 under which (1) the Adviser closed its London branch, (2) the Sub-Adviser agreed to act as sub-adviser and make the Portfolio
Management Team available to the Adviser for purposes of providing investment advisory services to the Trust pursuant to the Investment Advisory Agreement, (3) the Adviser and the Sub-Adviser determined that there was no change in the
Portfolio Management Team, or in the investment personnel who oversee and supervise the Portfolio Management Team, as a result of the Restructuring, (4) the Sub-Adviser and the
Portfolio Management Team have been subject to day-to-day oversight, supervision and reporting by the Adviser, and (5) in order to reasonably reflect the apportionment of such services and responsibilities, the Adviser agreed to pay to the Sub-Adviser twenty-five percent (25%) of all fees actually paid by the
Fund to the Adviser under the Investment Advisory Agreement; and

      WHEREAS, effective as of September 1, 2006, the Adviser
       has agreed to pay to the Sub-Adviser fifty percent (50%) of all fees actually paid by the Fund to the Adviser under the Investment Advisory Agreement; and

      WHEREAS, on the basis of the foregoing, the Trust desires to employ the Sub-Adviser as investment sub-adviser, and the Sub-Adviser is willing to render investment sub-advisory services to the Trust, subject to and in accordance with the terms and conditions of this Agreement.

	NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the Trust, the Adviser and the Sub-Adviser hereby agree as follows:

      1.	Appointment of Sub-Adviser.  The Adviser
 hereby employs the Sub-Adviser as investment sub-adviser, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust?s Board of Trustees
 (the ?Board of Trustees?) determines in its sole discretion to assign to the Adviser from time to time (referred to in this Agreement as the ?Schroder Portfolio?). As of the date of this Agreement, the Schroder Portfolio will consist of the portion of the assets of the Fund that the Board of Trustees has determined to assign to the Adviser, as communicated to the Adviser on behalf of the Board of Trustees by The Vanguard Group, Inc.
 (?Vanguard?). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Adviser. If and when the Adviser is notified of any such addition or withdrawal, the Adviser shall promptly notify the Sub-Adviser of the same.
The Sub-Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

      2.	Duties of Sub-Adviser.

(a)	The Adviser employs the Sub-Adviser to manage
the investment and reinvestment of the assets of the Schroder Portfolio in accordance with the Investment Advisory
Agreement; to continuously review, supervise, and administer an investment program for the Schroder Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund (either directly or through the Adviser) with all records concerning the activities of the Sub-Adviser that the Fund is required to maintain; and to render or assist the Adviser in rendering regular reports to the Fund?s officers and the
Board of Trustees concerning the discharge of the Sub-Adviser?s responsibilities hereunder. The Sub-Adviser will discharge the foregoing responsibilities subject to the supervision and oversight of the Adviser, the Fund?s officers and the Board of Trustees and in compliance with the objective, policies, and limitations set forth in the Fund?s prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Sub-Adviser in writing
(either directly or through the Adviser), and applicable laws and regulations. The Sub-Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

(b)	The Sub-Adviser acknowledges and agrees
 that the Adviser is ultimately responsible for providing to the Trust the services required of the Adviser under the Investment Advisory Agreement. Accordingly, the Sub-Adviser
 shall discharge its duties and responsibilities specified in paragraph (a) of this Section 2 and elsewhere in this Agreement subject at all times to the direction, control, supervision and oversight of the Adviser. In furtherance thereof, the Sub-Adviser shall, without limitation, (i) make its offices available to representatives of the Adviser for on-site inspections and consultations with the officers and applicable portfolio managers of the Sub-Adviser responsible for the day-to-day management of the Fund, (ii) upon request, provide the Adviser with copies of all records it maintains regarding its management of the Fund and (iii) report to the Adviser each calendar quarter and at such other times as the Adviser may reasonably request regarding (A) the Sub-Adviser?s implementation of the Fund?s investment program and the Fund?s portfolio composition and performance, (B) any policies and procedures implemented by the Sub-Adviser to ensure compliance with United States securities laws and regulations applicable to the Sub-Adviser and the Fund, (C) the Fund?s compliance with the objective, policies, and limitations set forth in the Fund?s prospectus and Statement of Additional Information and any additional operating policies or procedures that the Fund communicates to the
 Sub-Adviser in writing (either directly or through the Adviser), and (D) such other matters as the Adviser may reasonably request.

      3.	Securities Transactions. The Sub-Adviser is
authorized to select the brokers or dealers that will execute purchases and sales of securities for the Schroder Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, subject to written policies and procedures provided to the Sub-Adviser
(either directly or through the Adviser), and consistent with
Section 28(e) of the Securities Exchange Act of 1934.
The Sub-Adviser will promptly communicate or assist the Adviser in communicating to the Fund?s officers and the Board of Trustees such information relating to the portfolio transactions the Sub-Adviser has directed on behalf of the Schroder Portfolio as the Adviser or such officers or the Board may reasonably request.

      4.	Compensation of Sub-Adviser.  For the services
to be rendered by the Sub-Adviser as provided in this Agreement, the Adviser (and not the Trust or the Fund) will pay to the
 Sub-Adviser at the end of each of the Fund?s fiscal quarters an amount equal to fifty percent (50%) of all fees actually paid by the Fund to the Adviser for such fiscal quarter under Section
 4 of the Investment Advisory Agreement; provided, however, that the Sub-Adviser?s fee payable hereunder for any period shall be reduced such that the Sub-Adviser bears fifty percent (50%)
 of any voluntary fee waiver observed or expense reimbursement borne by the Adviser with respect to the Fund for such period.
For clarity, the Adviser (and not the Trust or the Fund) shall be obligated to pay the Sub-Adviser fees hereunder for any period only out of and following the Adviser?s receipt from the Fund of advisory fees pursuant to Section 4 of the Investment Advisory Agreement for such period.

 	In the event of termination of this Agreement, the fees provided in this Agreement beginning on the first day of the then-current fiscal quarter and ending on the last business day on which this Agreement is in effect (the ?Short Quarter?)
 shall be calculated by applying the foregoing annual percentage rates to the average daily net assets of the Schroder Portfolio during the Short Quarter, dividing the result by four, and multiplying that figure by a ratio equal to the number of days in the Short Quarter divided by the total number of days in the full quarter.


5.	Reports.  The Fund and the Sub-Adviser (in either
 case either directly or through the Adviser) agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in the investment officers of the Sub-Adviser that are responsible for managing the Schroder Portfolio.

      6.	Compliance.  The Sub-Adviser agrees to comply
with all policies, procedures or reporting requirements that the Board of Trustees reasonably adopts and communicates to the Sub-Adviser in writing (either directly or through the
Adviser) including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. ?Applicable Law? means
(i) the ?federal securities laws? as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Sub-Adviser in relation to the Schroder Portfolio.

      7.	Status of Sub-Adviser.  The services of the
Sub-Adviser to the Adviser and the Fund are not to be deemed exclusive, and the Sub-Adviser will be free to render similar services to others so long as its services to the Adviser and the
 Fund are not impaired thereby. The Sub-Adviser will be deemed to be an independent contractor with respect to the Fund and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

      8.	Liability of Sub-Adviser.  No provision of this
 Agreement will be deemed to protect the Sub-Adviser against any liability to the Adviser or to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this
Agreement.

      9.	Limitations on Consultations.  The Sub-Adviser
 is prohibited from consulting with other advisers of the Fund, except Vanguard and the Adviser, concerning transactions for the Fund in securities or other assets.

      10.	Force Majeure.  The Sub-Adviser shall not
 be responsible for any loss or damage, or failure to comply or reasonable delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control including, without limitation, natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension, or disruption of any relevant stock exchange or market.
  The Sub-Adviser shall notify the Fund promptly (either directly or through the Adviser) when it becomes aware of any event described above. Neither the Adviser nor the Fund shall be responsible for temporary delays in the performance of its or their duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above.

      11.	Duration; Termination; Notices; Amendment.  This
Agreement will become effective as of the date hereof, and shall continue in effect for successive twelve-month periods, only so long as each such continuance specifically is approved at least annually by the Board of Trustees, including a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

      Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days? written notice to the Sub-Adviser, (ii) this Agreement will automatically terminate in the event of its assignment, (iii) this Agreement may be terminated by the Adviser on sixty days? written notice to the Sub-Adviser and (iv) this Agreement may be terminated by the Sub-Adviser on sixty days? written notice to the Trust and the Adviser.
        Any notice under this Agreement will be given in writing,
      addressed and delivered, or mailed postpaid, to the other party as follows:

If to the Fund, at:

Vanguard World Fund
Vanguard International Growth Fund
P.O. Box 2600
Valley Forge, PA 19482
Attention:  Chris D. McIsaac
Telephone: 610-669-8055
Facsimile:  610-503-5855

If to the Adviser, at:

Schroder Investment Management North America Inc.
875 Third Avenue
22nd Floor
New York, New York 10022-6225
Attention: Jamie Dorrien-Smith
Telephone: 212-641-3856
Facsimile: 212-641-3985

If to the Sub-Adviser, at:

Schroder Investment Management North America Limited
      31 Gresham Street
      London, U.K. EC2V 7QA
      Attention: Compliance Director
      Telephone: 020 7658 6000
   Facsimile: 020 7658 6965

	This Agreement may be amended by mutual consent of the parties hereto, but the consent of the Trust must be approved (i)
by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940
Act, by a vote of a majority of the outstanding voting securities of the Fund.

      As used in this Section 10, the terms ?assignment,?
?interested persons,? and ?vote of a majority of the outstanding voting securities? will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

      12.	Severability.   If any provision of this Agreement
 will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

      13.	Confidentiality.  The Sub-Adviser shall keep
confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than the Adviser, the Trust, the Board of Trustees, Vanguard, and any director, officer, or employee of the Adviser, the Trust or Vanguard, except (i) with the prior written consent of the
 Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Adviser or the Sub-Adviser, or (iii) for information that is publicly available other than due to disclosure by the Sub-Adviser or its affiliates or becomes known to the Sub-Adviser from a source other than the Adviser, the Trust, the Board of Trustees, or Vanguard.

      14.	Proxy Policy.   The Sub-Adviser acknowledges
 that Vanguard, at the direction of the Fund, will vote the shares of all securities that are held by the Fund.

      15.	Governing Law.   All questions concerning the
 validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

      16.	Treatment of Fund under FSA Rules.  The
 Fund will be treated as an Professional Client under rules of the Financial Services Authority in the United Kingdom.

      17.	 Counterparts.   This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Sub-Advisory
      Agreement to be executed as of the date first set forth herein.

VANGUARD WORLD FUND

By: ____________________________________
      Name:
      Title:



SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA INC.

By: ____________________________________
       Name:
       Title:



SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA LIMITED

By: ____________________________________
       Name:
       Title:




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